Exhibit (s)(b)


                                POWER OF ATTORNEY


     We, the undersigned officers of Eaton Vance Institutional Senior Floating-Rate Fund, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Institutional Senior Floating-Rate Fund with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

       Signature                       Title                         Date
       ---------                       -----                         ----


/s/ Scott H. Page           President, Principal Executive      December 4, 2002
-------------------------   Officer
Scott H. Page

/s/ Barbara E. Campbell     Treasurer and Principal Financial   December 4, 2002
-------------------------   and Accounting Officer
Barbara E. Campbell